Exhibit 10.41

             SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, WAIVER,
                           AND FIFTH AMENDMENT TO NOTE

         WHEREAS, Object Design, Inc. (the "Company") has entered into a certain Loan and Security Agreement dated as of December 17, 1996 (as amended, the "Agreement") with The First National Bank of Boston (now known as BankBoston, N.A.)( the "Bank");
         WHEREAS, the Company has requested, and the Bank has agreed, pursuant to the terms hereof, to amend the Agreement by extending the Revolving Credit Termination Date (as defined in the Agreement) from June 30, 1999 to December 31, 1999. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
         WHEREAS, the Company has requested, and the Bank has agreed, pursuant to the terms hereof, to reduce the amount that can be borrowed under the secured revolving credit facility from a current maximum of $2,000,000 to a maximum of $450,000.
         WHEREAS, the Company has requested, and the Bank has agreed, pursuant to the terms hereof, to waive certain terms of the Agreement and, in consideration for which, the Company has agreed to provide the Bank with cash Collateral.
         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Bank hereby agree as follows:

I.       Amendment to Agreement.

         1. The definition of : "REVOLVING CREDIT TERMINATION DATE" set forth in
Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

                  "REVOLVING CREDIT TERMINATION DATE. December 31, 1999."

         2. The definition of "COLLATERAL" set forth in Section 7.1 of the Agreement is hereby amended by the addition of the letter (a) at the beginning of the first paragraph of Section 7.1, and the addition, after "(collectively, the `Collateral')," of the following:

         (b) To further secure the payment and performance of all obligations arising under any standby letter of credit, the Company hereby pledges and grants to the Bank a first lien and continuing security interest in all cash delivered to the Bank pursuant to this Agreement (the "CASH"), all certificates of deposit purchased with the Cash, as set forth in Section 7.1( ) below, and in all proceeds, additions, substitutions and accessions to and of the Cash and such certificates of deposit (collectively, the "CASH COLLATERAL"). The Cash Collateral at all times shall be in an amount equal to not less than one hundred and five percent (105%) of the aggregate face amount of all outstanding
Obligations. At any time that the amount of Collateral shall fall below such level, the Company immediately upon demand by the Bank shall deliver to the Bank additional cash sufficient to correct such shortfall.

         (c) COLLATERAL ACCOUNT. Unless otherwise instructed by the Company, as set forth in Section 7.1 (d) herein, the Bank shall directly or through its agents deposit all Cash in Money Market Fund (Institutional Prime Money Market Fund (900) (the "ACCOUNT") with the Bank. The Account shall be in the name of "BankBoston, N.A. as Collateral Pledgee for Object Design, Inc. Collateral Account," shall bear the account number: 900-4000480732, and shall be administered by the agents or employees of the Bank. Any interest that may accrue on the Account shall be paid over to the Company from time to time, but in no event more often than quarterly, provided that no Event of Default, as defined in Section VIII, or any other event that, with the passing of time or giving of notice or both, would constitute an Event of Default, shall have occurred and be continuing. In addition, any cash in excess of any then outstanding Obligations may be paid over to the Company at the Company's request, but in no event more often than quarterly, provided that no Event of Default, or any other event that, with the passing of time or giving of notice or both, would constitute an Event of Default, shall have occurred and be continuing. Any such accrued interest or cash that has not been paid over to the Company shall be deemed to be part of the Collateral and subject to the Bank's lien and continuing security interest as set forth herein.
                                       1

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         (d)  Certificates  of  Deposit.  Upon  written  instructions  from  the
Company, and subject to the approval of the Bank, the Bank shall directly or through its agents invest the Cash, any proceeds from a Certificate of Deposit, as defined herein, or any portion thereof in a Bank certificate of deposit, which shall have a maturity of not less than three months (a "Certificate of Deposit"). Upon the maturity of any Certificate of Deposit, the Bank shall deposit the proceeds of such Certificate of Deposit in the Account, unless instructed by the Company as set forth in this Section 7.1."

II.      WAIVER.

         The Affirmative Covenants in Sections 5.7, 5.8, and 5.9, titled "Quick Ratio," "Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio" and "Profitability," respectively, are hereby waived through the end of the Company's fiscal quarter ending December 31, 1999.

         The foregoing waiver is limited to its express terms and shall not be deemed to be a waiver of any other Event of Default which may have existed on or prior to the date hereof or which may hereafter arise. Further the granting of this waiver shall not be construed as a continuing waiver or waiver of any other Event of Default under the Agreement or any other related documents.

III.     AMENDMENT TO NOTE.
         The Note is hereby amended by changing the date "June 30, 1999" in the first and last sentences of the first paragraph thereof to "December 31, 1999."

IV.      MISCELLANEOUS.
         1. Other than as amended hereby, all terms and provisions of the Agreement, the Note, and related documents are ratified and affirmed as of the date hereof.

         2. The Company represents and warrants to the Bank that, after giving affect to this Amendment, no Default exists under the Agreement or related documents. Upon receipt of a fully executed copy of this Amendment by the Bank, this Amendment shall be deemed to be an instrument executed under seal to be governed by the laws of The Commonwealth of Massachusetts effective as of the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of June 30, 1999.

                                                   BANKBOSTON, N.A.
                                                   (formerly known as "THE FIRST
NATIONAL BANK OF BOSTON")


                                                 By: /s/ Lynn R. Schade
                                                    ----------------------------
                                                 Its: V.P. High Technology Group
                                                      Bank of Boston



                                                   OBJECT DESIGN, INC.


                                                   By: /s/ Lacey Brandt
                                                      --------------------------
                                                      Its: CFO